UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): December 31, 2004

ELECTRIC CITY CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-2791	36-4197337

(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)

(847) 437-1666
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
Second Amended and Restated Mortgage
Amended and Restated Mortgage Note

Item 1.01 Entry into a Material Definitive Agreement

Effective December 31, 2004, Electric City Corp. (“Electric City”) and American Chartered Bank (“American Chartered”) entered into a Second Amended and Restated Mortgage, Assignment of Rents and Security Agreement and an Amended and Restated Mortgage Note (collectively, the “Second Amendment”). The original mortgage dated May 29, 2002 in the amount of $735,000 and a maturity of April 30, 2004, was amended and restated on September 30, 2003 to extend the maturity to February 1, 2005. The Second Amendment extends the maturity of the mortgage indebtedness to February 1, 2006 and eliminates the tangible net worth covenant. As of December 31, 2004, the outstanding principal balance on the mortgage was $598,000. The indebtedness continues to bear interest at a rate equal to prime plus 1/2 of 1%, payable monthly. Principal is payable in monthly installments of $3,000, with the unpaid balance due at maturity.

The description of the Second Amendment is not intended to be complete and are qualified in their entirety by the complete text of the Second Amended and Restated Mortgage, Assignment of Rents and Security Agreement and the Amended and Restated Mortgage Note, which are attached as exhibits 10.1 and 10.2 respectively, to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not Applicable
(b)	Not Applicable
(c)	Exhibits

10.1	Second Amended and Restated Mortgage, Assignment of Rents and Security Agreement

10.2	Amended And Restated Mortgage Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ELECTRIC CITY CORP.

Dated:	January 4, 2005	By:	/s/ Jeffrey R. Mistarz
Jeffrey R. Mistarz
Chief Financial Officer & Treasurer
(principal financial and accounting officer)

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Second Amended and Restated Mortgage, Assignment of Rents and Security Agreement

10.2	Amended And Restated Mortgage Note